Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-277540) on Form N-2 of Fidus Investment Corporation of our report dated February 29, 2024, relating to the consolidated financial statements, including the senior securities table, of Fidus Investment Corporation, appearing in the Annual Report on Form 10-K of Fidus Investment Corporation for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” and “Item 25. Financial Statements and Exhibits” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

May 7, 2024

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